UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 4, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK	001-00082	13-1808503
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     (b) On April 4, 2006, Mr. Robert N. Burt advised the board of directors (the “Board”) of Phelps Dodge Corporation (the “Company”) that he has decided to retire from the Board after thirteen years of service and will not stand for re-election as a director at the Company’s annual meeting of stockholders scheduled for May 26, 2006 (the “2006 Annual Meeting”).
     On April 4, 2006, Mr. Robert D. Krebs advised the Board that he has decided to retire from the Board after nineteen years of service and will not stand for re-election as a director at the 2006 Annual Meeting.
     Messrs. Burt and Krebs will continue to serve as directors until the expiration of their terms at the 2006 Annual Meeting.
ITEM 7.01 REGULATION FD DISCLOSURE
     On April 5, 2006, the Company issued a press release announcing that it had nominated two new director candidates to stand for election as directors at the 2006 Annual Meeting:
•	Dustan E. McCoy, 56, chairman and chief executive officer of Brunswick Corporation

•	Martin Richenhagen, 53, president and chief executive officer of AGCO Corporation
     See Exhibit 99.1 furnished herewith.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release of Phelps Dodge Corporation, dated April 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION (Registrant)

By:		/s/ Ramiro G. Peru

	Name:	Ramiro G. Peru
	Title:	Executive Vice President and Chief Financial
Officer

Date: April 10, 2006

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press release, dated April 5, 2006.

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